Exhibit 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE
May 20, 2010

ANGIOTECH ANNOUNCES DATE OF ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

VANCOUVER, BC, May 20, 2010 – Angiotech Pharmaceuticals, Inc. (“Angiotech”) (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced that its 2010 annual and special general meeting of shareholders will take place on July 29, 2010 at 10:00 a.m. Pacific time, at the Westin Grand Vancouver, 403 Robson Street, Vancouver, BC V6B 6L9. The record date for shareholders entitled to receive notice of and vote at the meeting will be June 7, 2010, and Angiotech expects to mail the meeting materials to shareholders on or about June 21, 2010.

About Angiotech
Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:
Rick Smith
Investor Relations and Corporate Communications
Angiotech Pharmaceuticals, Inc.
(604) 221-6933
ir@angio.com